                                                                   EXHIBIT 5.1


February 3, 2000

Netrix Corporation
13595 Dulles Technology Drive
Herndon, VA 20171

Ladies and Gentlemen:

      We have acted as special counsel to Netrix Corporation, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (No. 333-____) (the "Registration Statement") pertaining to the proposed offering of 1,200,000 shares of common stock, $.05 par value per share (the "Shares"), as described in the Registration Statement. The Shares are issuable by the Company, have been issued by the Company or are issuable upon the exercise of certain warrants described in the Registration Statement (the "Warrants"). As such counsel, you have requested our opinion as to the matters described herein relating to the Shares. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

      We have examined the Company's certificate of incorporation and by-laws, in each case as amended through the date hereof; the agreement related to the Warrants (the "Warrant Agreement"); minutes of the Company's corporate proceedings through the date hereof, as made available to us by officers of the Company; an executed copy of the Registration Statement, as amended to date, and all exhibits thereto in the form filed with the Securities and Exchange Commission; and such matters of law and such documents and other instruments as we have deemed necessary by us in order to deliver the within opinion. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

      Based on the foregoing and solely in reliance thereon, it is our opinion that the Shares have been duly authorized, and with respect to the shares not yet issued, when they are issued upon exercise of the Warrants or as contemplated by the Registration Statement, against payment of the consideration therefore contemplated by the Warrant Agreement and the Registration Statement, as the case may be, the Shares will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to it in the prospectus included therein under the caption "Legal Matters."

                                    Very truly yours,

                                    KELLEY DRYE & WARREN LLP

                                By: /s/ Jay R. Schifferli